UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	March 11, 2019
Shutterstock, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor New York, New York 10118 (Address of principal executive offices)	10118 (Zip Code)
(646) 710-3417 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Chief Technology Officer
On March 11, 2019, Martin Brodbeck, Chief Technology Officer of Shutterstock, Inc. (the “Company”), notified the Company of his decision to resign from his position, effective March 22, 2019. The Company has commenced a search for a Chief Technology Officer to succeed Mr. Brodbeck.
Announcement of Co-Chief Operating Officer
On March 13, 2019, the Company announced that Stan Pavlovsky was joining the Company as the Co-Chief Operating Officer and the Head of Strategic Operations, effective April 1, 2019. As Co-Chief Operating Officer and Head of Strategic Operations, Mr. Pavlovsky will oversee product, marketing and technology.
In connection with Mr. Pavlovsky’s appointment as Co-Chief Operating Officer and Head of Strategic Operations, the Company amended the title of Steven Berns, the Company’s Chief Operating Officer and Chief Financial Officer, to Co-Chief Operating Officer and Chief Financial Officer, effective April 1, 2019.
Mr. Pavlovsky, 47, most recently served as the President, Executive Vice President, Meredith Digital of Meredith Corporation, a media and marketing company, since August 2016. From March 2013 through August 2016, Mr. Pavlovsky served as President of Allrecipes.com, a Meredith company. Prior to joining Meredith, Mr. Pavlovsky was Vice President eCommerce, Merchandising & Marketing at Walgreens Boots Alliance, Inc., a pharmacy store chain, from June 2011 through March 2013. Mr. Pavlovsky previously spent several years at Drugstore.com, an internet retailer in health and beauty care products, which was acquired by Walgreens in 2011, serving in several capacities, including serving in his final years as Vice President, Drugstore.com. Mr. Pavlovsky holds a B.A. from California State University, Northridge and an M.B.A. from City University of Seattle.
There is no agreement or understanding between Mr. Pavlovsky and any other person pursuant to which he was appointed as Co-Chief Operating Officer and Head of Strategic Operations of the Company, nor is there any family relationship between Mr. Pavlovsky and any of the Company’s directors or other executive officers. There are no transactions in which Mr. Pavlovsky has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Employment Agreement
In connection with Mr. Pavlovsky’s appointment as Co-Chief Operating Officer and Head of Strategic Operations, on February 28, 2019, the Company entered into an employment agreement with Mr. Pavlovsky, effective April 1, 2019. Pursuant to Mr. Pavlovsky’s employment agreement, Mr. Pavlovsky will be entitled to an annual base salary of $600,000 and an annual cash bonus target of 80% of his base salary, based on the achievement of individual and company performance-based objectives established by our Compensation Committee in connection with the Company's short-term incentive compensation plan and pro-rated for his initial year of service. In addition, upon commencement of his employment, Mr. Pavlovsky will receive the following equity awards:

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An initial grant of restricted stock units (“RSUs”) of the Company’s common stock in an amount equal to the fair market value of $750,000, of which 33% of the RSUs will vest on each of the first and second anniversaries of the grant and 34% will vest on the third anniversary of the grant, subject to Mr. Pavlovsky’s continued employment with the Company. Mr. Pavlovsky’s RSU grant will be subject to the terms of the Company’s Amended and Restated 2012 Omnibus Incentive Plan (the “2012 Plan”) and related RSU award agreement.

•
An initial grant of performance stock units (“PSUs”) of the Company’s common stock in an amount equal to $1,500,000. The PSUs will vest, if at all, over a three-year performance and service period based on achievement of targets determined by the Compensation Committee of the Board of Directors and completion of service requirements, subject to Mr. Pavlovsky’s continued employment with the Company. Mr. Pavlovsky’s PSU grant will be subject to the terms of the 2012 Plan and related PSU award agreement.

Mr. Pavlovsky will also be eligible to participate in employee benefit plans, policies, programs and arrangements provided generally to similarly situated employees of the Company and will receive reimbursement of all reasonable business expenses in accordance with Company policies relating to such expenses.

If the Company terminates Mr. Pavlovsky’s employment with the Company without “cause” (other than due to his death or “disability”) at any time other than during the twelve-month period immediately following a “change of control”, subject to his execution of an acceptable release and compliance with the covenants described below, Mr. Pavlovsky will receive the following severance benefits from the Company:

•	severance in an amount equal to 12 months of his base salary, which will be paid in accordance with the Company’s regular payroll procedures;

•	a lump sum payment of a pro-rata bonus based on actual performance for the year in which the termination of employment occurs based on the number of days worked relative to 365 days;

•
reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Mr. Pavlovsky and his eligible dependents for up to 12 months;

•
if Mr. Pavlovsky’s termination date is at least 12 months following the effective date of his employment, accelerated vesting of 50% of the then-unvested portion of all his outstanding equity awards as if he had remained employed for 12 months following his termination of employment, unless otherwise set forth in a PSU award agreement;

•	all accrued but unpaid expense reimbursements, wages, and other benefits due to Mr. Pavlovsky under any Company-provided plans, policies and arrangements; and

•	such other compensation or benefits as may be required by law.
If the Company terminates Mr. Pavlovsky’s employment with the Company without “cause” (other than due to Mr. Pavlovsky’s death or “disability”) or Mr. Pavlovsky resigns for “good reason” during the twelve-month period immediately following a “change of control”, subject to his execution of an acceptable release and compliance with the covenants described below, Mr. Pavlovsky will receive the severance benefits set forth above, except as follows:

•	single lump sum payment of severance in an amount equal to 12 months of his then current base salary;

•	lump sum severance payment equal to 100% of his full target bonus for the fiscal year in effect at the date of termination of employment; and

•	accelerated vesting of 100% of the then-unvested portion of all of Mr. Pavlovsky’s outstanding equity awards, unless otherwise set forth in a PSU award agreement.
Mr. Pavlovsky is also subject to the Company’s Confidentiality, Non-Disclosure, Inventions, Non-Solicitation and Non-Competition Agreement, which contains customary confidentiality, non-competition, and non-solicitation of employees or customers provisions. Under the agreement, Mr. Pavlovsky cannot compete with the Company for a 12 month period after termination. The non-solicitation covenant also extends for 12 months after termination.
The foregoing description of Mr. Pavlovsky’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, a copy of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
99.1Press release dated March 13, 2019

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated March 13, 2019

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: March 13, 2019	By:	/s/ Heidi Garfield
Heidi Garfield
VP, General Counsel and Corporate Secretary